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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIO LAB NATURALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or jurisdiction of incorporation or organization)	7312 (Primary Standard Industrial Classification Code Number)	84-2288662 (I.R.S. Employer Identification No.)

201 Columbine St., 3rd Floor, Suite 11, Denver, CO 80206/ Phone 720-273-0433

(Address and telephone number of principal executive offices)

W. Edward Nichols, Chief Executive Officer

201 Columbine St., 3rd Floor, Suite 11, Denver, CO 80206/ Phone 720-273-0433

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman, Attorney at Law

P.O. Box 1839, Arvada, CO 80001 / phone (720) 530-6184 / malattyco@aol.com

and

Christen Lambert, Attorney at Law /(919) 473-9130

Christen@ChristenLambertLaw.com

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer	[___]	Smaller reporting company	[_X_]
		Emerging growth company	[_X_]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock by Selling Shareholders	9,690,999	$0.40	$3,876,399.60	$503.16

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the closing price of the common stock on June 30, 2020 as reported on the OTC QB.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, dated July 2, 2020

BIO LAB NATURALS, INC.

9,690,999 shares of common stock of selling shareholders

We are registering securities listed for sale on behalf of selling shareholders: 9,690,999 shares of Common Stock.

We will not receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at market prices for so long as our Company is quoted on OTC Pink and as the market may dictate from time to time. There is a limited market for the common stock, as traded on the OTC Pink (“BLAB”) at $0.40 in the past 5 days.

Title	Price Per Share
Common Stock	$0.40*

*Five-day average market price

Our security holders may sell their securities on the OTC Pink at market prices or at any price in privately negotiated transactions.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 6 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See “Description of Securities – Shares”).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is July 2, 2020.

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ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Our Company

Bio Lab Naturals, Inc. (“We,” “us,” “our,” “Bio Lab,” or “BLAB”), is incorporated in the State of Delaware with operations located in Denver, Colorado providing large screen outdoor presentation and advertising.

CORPORATE HISTORY

Our predecessor,Vyta Corp, was incorporated in Nevada in June 1996. Until June 2009, Vyta Corp, through its wholly owned subsidiary BioAgra, LLC, was involved in the sale and manufacturing of a natural additive for use in the animal feed industry. On May 15, 2009, Vyta Corp ceased its operational activities. On June 30, 2009, Vyta Corp filed a Form 15-15D, with the Securities and Exchange Commission (“SEC”) to cease its filing obligations under the Securities Act of 1934. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010, and through a holding company reorganization reorganized as Bio Lab Naturals, Inc. (the “Company or “Bio Lab”). Its predecessor was divested as a subsidiary.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statements represent a short year as of and for the period July 1, 2019 (Inception) through December 31, 2019.

Reorganization Activities

On August 20, 2010, Vyta Corp (Nevada) executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware). As a result of the merger the Company’s corporate domicile moved from Nevada to Delaware. On September 16, 2010, Vyta Corp and its wholly owned subsidiaries, 10 Vyta, Inc., with Bio Lab Naturals, Inc. entered into a Holding Company Reorganization/Merger Transaction pursuant to Delaware Statute 251(g), whereby the Company was reorganized with 10 Vyta, Inc., with Bio Lab Naturals, Inc. being the survivor holding company, and 10 Vyta was divested thereafter. The shareholders of the Company became the shareholders of Bio Lab Naturals, Inc. (hereinafter the “Company”) with no change in the number of shares.

In 2010, the Company executed a merger with Bio Protein, Inc. As part of the merger, the Company exchanged 40 shares of its outstanding common stock for one share of Bio Protein, Inc. (Colorado.) This merger was rescinded April 10, 2013 and 6,868,260 shares were agreed to be cancelled. The name was changed back to Vyta Corp, but such was changed back to Bio Lab Naturals, Inc. when there failed to be shareholder approval.

The Company agreed to a merger with Set Net Global, Inc. in 2015 and changed its name, but the merger was never completed and the name was returned to Bio Lab Naturals, Inc.

On December 31, 2019, Bio Lab Naturals, Inc., PTL Acquisition Sub, Inc. (“PTL Acquisition Sub”), a wholly-owned subsidiary of Bio Lab Naturals, Inc., domiciled in Colorado and Prime Time Live, Inc. (“PTL”), a Colorado corporation entered into a Plan of Reorganization. PTL Acquisition Sub merged with PTL where PTL Acquisition Sub became the surviving entity in exchange for one share of the Company’s common stock being issued for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. A total of 6,931,061 shares of the Company’s common stock were cancelled. PTL Acquisition Sub changed its name to Prime Time Live, Inc.

Our executive offices are located at 201 Columbine St., 3rd Floor, Suite 11, Denver, CO 80206 and the telephone number is (720) 273-0433. We maintain a website at www.primetimeliveevents.com, and such website is not incorporated into or a part of this filing.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion of revenue during our last fiscal year, we qualify as an emerging growth company as defined in the JOBS Act, and we may remain an emerging growth company for up to five years from the date of the first sale in this offering. However, if certain events occur prior to the end of such five-year period, including if we become a large accelerated filer, our annual gross revenue exceeds $1.0 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from

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other public companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Summary of Financial Information

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations for the three months ended March 31, 2020, and the balance sheet data as of March 31, 2020 are derived from our unaudited condensed financial statements. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. The statements of operations for the period July 1, 2019 (Inception) through December 31, 2019, and balance sheet data as of December 31, 2019, are derived from our audited financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statements as of and for the period July 1, 2019 (Inception) through December 31, 2019 represents a short year.

		July 1, 2019 (Inception) through
	March 31,	December 31,
	2020	2019
Total Assets	$172,667	$243,063
Current Liabilities	$55,029	$22,170
Stockholders’ Equity (Deficit)	$117,638	$220,893

	Three Months Ended March 31, 2020 (Unaudited)	July 1, 2019 (Inception) through December 31, 2019 (Audited)
Revenues	$0	$0
Net Loss	$(103,255)	$(1,909,107)

At March 31, 2020, the accumulated deficit was ($35,271,325). At December 31, 2019, the accumulated deficit was ($35,168,070). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

CORPORATE ORGANIZATION CHART

BIO LAB NATURALS, INC. (a Delaware corporation)

Prime Time Live, Inc. (a wholly-owned subsidiary) (a Colorado corporation)

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The Offering

We are registering securities listed for sale on behalf of selling shareholders: 9,690,999 shares of Common Stock.

Our common stock, only, will be transferable immediately upon the effectiveness of the Registration Statement. (See “Description of Securities”)

Common shares outstanding before this offering	10,833,504
Maximum common shares being offered by our existing selling shareholders	9,690,999
Maximum common shares outstanding after this offering	10,833,504

We are authorized to issue 200,000,000 shares of common stock with a par value of $0.0001 and 5,000,000 shares of preferred stock with a par value of $0.0001. Our current shareholders, officers and directors collectively own 10,833,504 shares of restricted common stock as of this date. Our shares being registered were issued in the following amounts and at the following prices:

Number of Shares	Original Consideration	Issue Price Per Share

9,690,999	Private Placements, Private Purchases, Services and Cash	$0.0001 - $.0.30

Currently there is a limited public trading market for our stock on OTC Pink under the symbol “BLAB.” We are in process of uplisting to OTCQB.

Forward Looking Statements

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors." Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

RISK FACTORS RELATED TO OUR BUSINESS

WE HAVE AN EVOLVING BUSINESS MODEL.

As event production evolves, so will our business model. We may continue to try to offer additional types of products or services, and we cannot offer any assurance that any of them will be successful. From time to time we may also modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

OUR SUCCESS WILL DEPEND, TO A LARGE DEGREE, ON THE EXPERTISE AND EXPERIENCE OF THE MEMBERS OF OUR MANAGEMENT TEAM.

We will rely exclusively on the skills and expertise of our management team in conducting our business. Our management team has experience in identifying, evaluating and acquiring prospective businesses for which we may ultimately enter a joint venture, but there is no assurance our managements assessments will be successful in any joint venture. Accordingly, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

We will be wholly dependent for the selection, structuring, closing and monitoring of all of our investments on the diligence and skill of our management team, under the supervision of our Board of Directors. There can be no assurance that we will attain our investment objective. The management team will have primary responsibility for the selection of companies to which we will finance, the terms

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and the monitoring of such investments after they are made. However, not all of the management team will devote all of their time to managing the Company. These factors may affect our profitability.

We have limited resources and limited operating history.

OUR OPERATIONS AS AN EVENT SERVICE PROVIDER MAY AFFECT OUR ABILITY TO, AND THE MANNER IN WHICH, WE RAISE ADDITIONAL CAPITAL, WHICH MAY EXPOSE US TO RISKS.

Our business will require a substantial amount of capital to market our services and then provide the services to clients in order to generate revenues. Our revenues may not be paid until 30-45 days after providing services. We may acquire additional capital from the issuance of senior securities, including borrowings or other indebtedness, or the issuance of additional shares of our common stock. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities, other evidences of indebtedness or preferred stock, and we may borrow money from banks or other financial institutions, which we refer to collectively as "senior securities". If the value of our businesses decline, we may be unable to satisfy loan requirements. If that happens, we may be required to reduce operations and repay a portion of our indebtedness at a time when such reduction may be disadvantageous. As a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, the preferred stock would rank "senior" to common stock in our capital structure. Preferred stockholders would have separate voting rights and might have rights, preferences, or privileges more favorable than those of our common stockholders. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, then the percentage ownership of our stockholders at that time will decrease.

WE ARE DEPENDENT UPON OUR PART-TIME MANAGEMENT FOR OUR SUCCESS WHICH IS A RISK TO OUR INVESTORS.

Our lack of full-time management may be an impediment to our business achievement. Without full-time officers, we may not have sufficient devoted time and effort to find successful loan prospects, additional capital, or manage our loan portfolio, which could impair our ability to succeed in our business plan and could cause investment in our Company to lose value.

WE HAVE A LIMITED AMOUNT OF FUNDS AVAILABLE FOR INVESTMENT IN VENTURES AND AS A RESULT OUR VENTURES MAY LACK DIVERSIFICATION.

Based on the amount of our existing available funds, it is unlikely that we will be able to commit our funds to a large number of ventures. Prospective investors should understand that our venture investments are not, and in the future may not be, substantially diversified. We may not achieve the same level of diversification as larger entities engaged in similar activities. Therefore, our assets may be subject to greater risk of loss than if they were more widely diversified. The loss of one or more of our limited number of investments could have a material adverse effect on our financial condition.

WE HAVE A LACK OF REVENUE HISTORY AND STOCKHOLDERS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE HAVE A LIMITED OPERATING HISTORY.

During the period of inception through our merger with Prime Time Live, Inc. on December 31, 2019, we did not recognize revenues. We are not profitable. We must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject. Prime Time Live, Inc. had historical revenues as reflected in their financial statements.

WE ARE NOT DIVERSIFIED, AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS, EVENT SERVICE PROVIDER.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the event services industry and therefore increase the risks associated with our operations due to lack of diversification.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR STOCKHOLDERS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

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WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to general and administrative operations and legal and accounting and could exceed $1,000,000 in the next twelve months. Such funds are not currently committed, and we have cash of approximately $60,000 as of the date of this filing.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carry out our business plan in the event production industry. Our ultimate success depends upon our ability to raise additional capital. We are investigating the availability, sources, and terms that might govern the acquisition of additional capital.

We have no commitment at this time for additional capital. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES/UNITS WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current stockholders, which could present significant risks to stockholders.

WE HAVE AUTHORIZED AND DESIGNATED CLASS A PREFERRED SUPER MAJORITY VOTING CONVERTIBLE STOCK, WHICH HAVING VOTING RIGHTS OF 60% TO OUR COMMON STOCK AT ALL TIMES.

Class A Preferred Super Majority Voting Convertible Stock (the “Class A Preferred”) of which 500,000 shares of preferred stock have been authorized for the class. The Class A Preferred are to have super majority voting rights over common stock voting 60% at all times. At this time, all shares of the Class A Preferred have been issued to W. Edward Nichols, our CEO, and one of our directors and the M.A. Littman Defined Benefit Plan.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN AND MAY RECEIVE COMPENSATION FROM OUR PARENT COMPANY.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring a business opportunity from any affiliate or officer or director. Our current officers and directors also currently serve other companies and as such may present conflicts due to lack of full-time attention to the Company. We intend to diversify and/or expand our Board of Directors in the future.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY DELAWARE STATUTES.

Delaware General Corporation Laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

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OUR DIRECTORS’ LIABILITY TO US AND STOCKHOLDERS IS LIMITED

Delaware General Corporation Laws exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

We have no full-time employees which may impede our ability to carry on our business. Our officers are independent consultants who devote up to 10 hours per week to Company business. The lack of full-time employees may very well prevent the Company’s operations from being efficient, and may impair the business progress and growth, which is a risk to any investor.

WE MAY NEED TO IMPLEMENT ADDITIONAL FINANCE AND ACCOUNTING SYSTEMS, PROCEDURES AND CONTROLS AS WE GROW OUR BUSINESS AND ORGANIZATION AND TO SATISFY NEW REPORTING REQUIREMENTS.

We may be required to comply with a variety of reporting, accounting, and other rules and regulations. Compliance with existing requirements is expensive. Further requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal controls over financial reporting are determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the market price of our common stock, subject us to regulatory investigations and penalties, and adversely impact our business and financial condition.

COMPETITION FROM SIMILAR SERVICE PROVIDERS.

We expect to encounter competition from other entities having similar business objectives, some of whom may have greater resources than us. Virtually all of our competitors will have a competitive advantage and are much larger. The need to compete for investment opportunities may make it necessary for us to offer clients attractive transaction terms than otherwise might be the case. We anticipate being a co-investor with other venture capital groups, and these relationships with other groups may expand our access to business opportunities.

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES.

As of December 31, 2019, we had an accumulated deficit of $(35,168,070).

Future losses are likely to occur until we are able to receive returns on our loans and investments since we have no other sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the period July 1, 2019 (Inception) through December 31, 2019, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES.

We have no sources of income at this time and insufficient assets to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity, we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we may seek to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that these events will be successfully completed.

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THAT MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO THEM AND NOT TO OUTSIDE SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our officers, directors, and holders of 5% or more of our issued and outstanding common stock beneficially own approximately 48% of our issued and outstanding common stock and the Super Majority Voting Class A Preferred Stock votes 60% at all times until redeemed. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our Company that you might view favorably.

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OUR TWO OFFICERS AND FOUR DIRECTORS HAVE THE ABILITY TO EFFECTIVELY CONTROL SUBSTANTIALLY ALL ACTIONS TAKEN BY STOCKHOLDERS.

Mr. Nichols and Mr. Avey, the officers, and Mr. Nichols, Mr. Avey, Mr. Smiley, Sr. and Mr. Ostler, directors of the Company control in excess of 5.00% of our issued and outstanding common stock and with the Class A Super Majority voting stock (held by Mr. Nichols, officer and director) are able to effectively control substantially all actions taken by our stockholders, including the election of directors. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control that might otherwise be beneficial to stockholders and may also discourage the market for our stock due to the concentration.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

THE INABILITY OF OUR COMPANY TO ADEQUATELY EXECUTE OUR GROWTH OR EXPANSION STRATEGIES WOULD HAVE A NEGATIVE IMPACT ON OUR COMPANY VALUE.

The possibility that our Company will not be able to fully carry out or execute on its expansion or growth plans presents significant risk. Our success will ultimately depend on the success of our marketing. If our intended expansion or growth plan does not come to fruition or is otherwise impeded, or is unprofitable, we may not be able to stay in business or have any value.

RISK FACTORS RELATED TO OUR STOCK

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

Cash flows generated from operating activities were not enough to support all working capital requirements for the three months ended March 31, 2020 and the period July 1, 2019 (Inception) through December 31, 2019. Financing activities described below, have helped with working capital and other capital requirements. We incurred $(103,255) and $(1,909,107), respectively, in losses, and we used $69,877 and $25,000, respectively, in cash for operations for the three months ended March 31, 2020 and the period July 1, 2019 (Inception) through December 31, 2019, Cash flows from financing activities were $10,930 and $25,000, respectively for the same periods. These factors cause substantial doubt about our ability to continue as a going concern for a period of one year from the issuance of these financial statements.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Our sources of capital are loans and sales of equity from common or preferred stock. We have no commitments for loans or equity sales at this date.

WE MAY IN THE FUTURE ISSUE MORE SHARES OF COMMON STOCK WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

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WE CAN ISSUE FUTURE SERIES OF SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See “Conflicts of Interest” at page 32)

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY DELAWARE GENERAL CORPORATION LAW

Delaware General Corporation Laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS’ LIABILITY TO US AND SHAREHOLDERS IS LIMITED.

Delaware General Corporation Laws exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

OUR STOCK PRICES IN THE MARKET MAY BE VOLATILE.

The value of our Common stock following this offering may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors;
•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
•	disruption to our operations or those of other sources critical to our operations;
•	the emergence of new competitors or new technologies;
•	our ability to develop and market new and enhanced products on a timely basis;
•	seasonal or other variations in our subscriber base;
•	commencement of, or our involvement in, litigation;
•	availability of additional spectrum;
•	dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;
•	changes in our board or management;
•	adoption of new or different accounting standards;
•	changes in governmental regulations or in the status of our regulatory approvals;
•	changes in earnings estimates or recommendations by securities analysts; and
•	general economic conditions and slow or negative growth of related markets.
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In addition, the stock market in general, and the market for shares of event companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the value of our common stock will be subject to such fluctuations.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY WITHOUT SUBSTANTIAL ADDITIONAL CAPITAL. ANY SUCH FAILURE MAY ADVERSELY AFFECT THE BUSINESS AND RESULTS OF OPERATIONS.

Unless we can generate revenues sufficient to implement our business plan, we will need to obtain additional financing through debt or bank financing, or through the sale of shareholder interests to execute our business plan. We expect to need $1,000,000 in the next twelve months in capital or loans to expand our plans and operations. We may not be able to obtain this financing at all. We have not sought commitments for this financing, and we have no terms for either debt or equity financing, and we realize that it may be difficult to obtain on favorable terms. Moreover, if we issue additional equity securities to support our operations, Investor holdings may be diluted. Our business plans are at risk if we cannot continually achieve additional capital raising to complete our plans.

WE MAY BE UNABLE TO COMPETE WITH LARGER, MORE ESTABLISHED COMPETITORS.

The market for providing large screen display and advertising services is competitive. We expect competition to intensify in the future. Many of our potential competitors have longer operating histories, larger customer bases, greater recognition and significantly greater resources. As a result, competitors may be able to respond more quickly to emerging technologies, trends, and changes in customer requirements than we can. The continuous and timely introduction of competitively priced services offerings into the market is critical to our success, and there can be no assurance that we will be able to introduce such services offerings. We may not be able to compete successfully against competitors, and the competitive pressures we face may have an adverse effect on our business.

A LIMITED PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is a limited public market for our common stock, and no assurance can be given that a market will continue or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should continue, the price may be highly volatile. Factors such as those discussed in the “Risk Factors” section may have a significant impact upon the market price of the digital equities offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to affect a transaction in our shares or digital equities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares or digital equities as collateral for any loans.

OUR STOCK WILL, IN ALL LIKELIHOOD, BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock may be thinly-traded. We are a small Company which is relatively unknown to stock analysts, stock brokers, institutional stockholders and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage Company such as ours or purchase or recommend the purchase of any of our securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give stockholders no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a “penny stock” company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions

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covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

WE WILL PAY NO DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE FUTURE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 9,690,999 new shares that are freely tradable and therefor available for sale, in market or private transactions.

Unrestricted sales of 9,690,999 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

OUR STOCKHOLDERS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to Bio Lab Naturals, Inc. stockholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTOR’S INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

COVID-19 EFFECTS ON THE ECONOMY MAY NEGATIVELY AFFECT OUR COMPANY BUSINESS.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's business may be negatively affected for a sustained time frame. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

WE CAN ISSUE SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

WE WILL BECOME A REPORTING COMPANY UPON THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

We will become subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, after the effectiveness of this offering, pursuant to Section 15d of the Securities Act and we intend to be registered under Section 12(g). As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. As a result, we will be subject to legal and accounting expenses that private companies are not subject to and this could affect our ability to generate operating income.

ITEM 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a placement of shares of our common stock. At this time, there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

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The monies we have raised thus far from private placements to our current shareholders (approximately $225,000) is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $100,000.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have a limited established market for our common stock as quoted on the OTC Pink under the symbol “BLAB.” We are in the process of uplisting to the OTCQB.

Our selling shareholders plan to sell shares at such market prices as the market may dictate from time to time or in private transactions.

Title	Per Share *
Common Stock	$0.40

* 5 day average closing price preceding filing of this Registration Statement.

As of July 2, 2020, there were 10,833,504 shares of common stock issued and outstanding.

The market share price likely bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value.

ITEM 6. DILUTION

The following table sets forth with respect to existing shares being offered and under this registration, the number of our shares of common stock offered by shareholders, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

	Shares Purchased and being offered for resale
	Number	Percent (1)	Price/Share (2)
Existing Shareholders whose shares are being registered	9,690,999	89.45%	$0.40

(1)	Percentage relates to total percentage of shares to be registered for existing shareholders.

(2)	Based upon 5-day average closing price.

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

As of March 31, 2020 and December 31, 2019, the net tangible book value of our stock was ($0.012) and ($0.023) per share, respectively.

ITEM 7. SELLING SECURITY HOLDERS

The selling shareholders obtained their shares of our stock in the following transactions:

Number of Shares	Original Consideration	Issue Price Per Share
9,609,999	Private Placements, Private Purchases, Services and Cash	$0.0001 - $0.30

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

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No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

(a)	All of the securities listed below are being registered in this Registration Statement.

COMMON SHARES

Name	Common Shares Held by Each Shareholder Before Offering	Common Shares to be Registered	Percent Owned Before Offering (1)	Shares Owned After Offering (5)	Percent Owned After Offering (%) (5)

Kenneth Helfer (6)	350,000	350,000	3.23%	0	0%
Darrell Avey (2)(4)(6)	270,000	270,000	2.49%	0	0%
NextWave Development Group LLC (3)(6)	395,000	395,000	3.65%	0	0%
Bleu Ridge Consultants, Inc. (3)(6)	205,000	205,000	1.89%	0	0%
Dave Crowley	30,000	30,000	.28%	0	0%
Chad Stephens	25,000	25,000	.23%	0	0%
Gunslinger Capital Group, LLC (3)(6)	50,000	50,000	.46%	0	0%
Joe McShane Jr. (6)	40,000	40,000	.37%	0	0%
Village Partners, LLC (3)(6)	100,000	100,000	.92%	0	0%
Tyler J. Brasel (6)	50,000	50,000	.46%	0	0%
MJ Brasel, LLC (3)(6)	500,000	500,000	4.62%	0	0%
Brasel Family Holdings Trust (3)	650,000	650,000	6.00%	0	0%
Scott Owen	55,000	55,000	.52%	0	0%
Joe Logsdon (6)	100,000	100,000	.92%	0	0%
Joe Bruno (6)	40,000	40,000	.37%	0	0%
Michael B. Owens (6)	200,000	200,000	1.85%	0	0%
Paul Dragul or Paulette Dragul (6)	50,000	50,000	.46%	0	0%
William Bossung (6)	1,805,000	1,805,000	16.68%	0	0%
David Graham (6)	90,000	90,000	.83%	0	0%
Maurice W. Hansen Trust (3)(6)	50,000	50,000	.46%	0	0%
Jay Decker (6)	100,000	100,000	.92%	0	0%
Logan Decker (6)	100,000	100,000	.92%	0	0%
James Jenkens (6)	15,000	15,000	.14%	0	0%
Kyle Israel	200,000	200,000	1.85%	0	0%
Shelton Decker (6)	100,000	100,000	.92%	0	0%
Jeremy Ostler (2)(4)(6)	80,000	80,000	.74%	0	0%
David L. Hayes (6)	70,000	70,000	.65%	0	0%
Calvin D. Smiley Sr. (2)(4)	50,000	50,000	.46%	0	0%
Ben Coates (6)	100,000	100,000	.92%	0	0%
Mike & Susan McShane (6)	90,000	90,000	.83%	0	0%
John & Loretta McShane (6)	140,000	140,000	1.29%	0	0%
Jeffrey P. Ploen	160,000	160,000	1.48%	0	0%
Coronado Ventures Number One (3)	80,000	80,000	.74%	0	0%
Janet Brasel	190,000	190,000	1.75%	0	0%
First Capital Properties (3)	200,000	200,000	1.85%	0	0%
Causeway LLC (3)	300,000	300,000	2.77%	0	0%
Mathis Family Partners (3)	25,000	25,000	.23%	0	0%
Charitable Remainder Trust Of Susan Anne Brasel (3)	100,000	100,000	.92%	0	0%
La Mirage Trust (3)	50,000	50,000	.46%	0	0%
Justin T. Brasel	50,000	50,000	.46%	0	0%
Theodore Block (6)	20,000	20,000	.18%	0	0%
High Speed Aggregate, Inc. (3)	800,000	800,000	7.88%	0	0%
Zhuge Liang, LLC (3)	116,000	116,000	1.06%	0	0%
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San Gabriel Fund, LLC (3)	160,000	160,000	1.48%	0	0%
JMW Fund, LLC (3)	320,000	320,000	2.95%	0	0%
Richland Fund, LLC (3)	320,000	320,000	2.95%	0	0%
Justin Yorke	33,333	33,333	.30%	0	0%
JPG Investments (3)	33,333	33,333	.30%	0	0%
Christopher Bragg	33,333	33,333	.30%	0	0%
W. Edward Nichols (2) (4) (7)	200,000	200,000	1.85%	0	0%
Michael A. Littman Atty Defined Benefit Plan (4) (7)	400,000	400,000	3.69%	0	0%
TOTAL	9,690,999	9,690,999	89.45%	0	0%

(1)	Based upon 10,833,504 shares of common stock issued and outstanding at July 2, 2020. Certain shareholders not included in total above are due to small amounts. Series A Preferred Convertible for 1,000,000 common shares are not included in the total shares of common stock.

(2)	Officer and/or director of our Company.

(3)	The individuals have voting control for the entities noted in the list below (b).

(4)	We are registering a total of 1,000,000 shares of common stock in which our officers/directors and control shareholders are considered to have beneficial ownership.

(5)	Assumes resale of all shares registered for resale.

(6)	Material Relationships (PTL). All shareholders marked with (6) were shareholders of predecessor, Prime Time Live, Inc.

(7)	Material Relationships (Bio Lab Naturals, Inc.). W. Edward Nichols has been CEO and director (since 2015) of Bio Lab Naturals, Inc. Michael A. Littman has been a shareholder and legal counsel to Bio Lab Naturals, Inc. since 2013 and has owned shares since 2010.

(b) The table below shows the person with voting control for the entities listed in (a) above.

Name of the Entity	Person With Voting Control	Number of Common Shares Being Registered	Affiliate of Company?

NextWave Development Group LLC	Justin T. Brasel	395,000	No
Bleu Ridge Consultants, Inc.	Timothy J. Brasel	205,000	Yes
Gunslinger Capital Group, LLC	Matt Gregarek	50,000	No
Village Partners, LLC	George Lee	100,000	No
MJ Brasel, LLC	Susan A. Brasel	500,000	Yes
Brasel Family Holdings Trust	Susan A. Brasel	650,000	Yes
Maurice W. Hansen Trust	Wayne Hanson	50,000	No
Coronado Ventures Number One	Matt Gregarek	80,000	No
First Capital Properties	Jim Sjoerdsma	200,000	No
Causeway LLC	Susan A. Brasel	300,000	Yes
Mathis Family Partners	Valerie Mathis	25,000	No
Charitable Remainder Trust Of Susan Anne Brasel	Timothy J. Brasel	100,000	Yes
La Mirage Trust	Timothy J. Brasel	50,000	Yes
High Speed Aggregate, Inc.	Jeffrey P. Ploen	800,000	Yes
Zhuge Liang, LLC	Zhuge Liang	116,000	No
San Gabriel Fund, LLC	John P. McGavin	160,000	No
JMW Fund, LLC	John McGrain	320,000	No
Richland Fund, LLC	Justin W. Yorke	320,000	No
JPG Investments	John McGrain	33,333	No
Michael A. Littman Atty Defined Benefit Plan	Michael A. Littman	400,000	Yes
TOTAL		4,854,333
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ITEM 8. PLAN OF DISTRIBUTION

Upon effectiveness of this amendment to the registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9. DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are common shares.

Common Stock

The Company is presently authorized to issue two hundred million (200,000,000) shares of its $0.0001 par value common shares. A total 10,833,504 common shares are issued and outstanding as of July 2, 2020.

All shares, when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special Stockholders' meetings may be called by the Officers or Directors, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any Stockholders' meeting for each share they own as of the record date set by the Board of Directors. There is no quorum requirement for Stockholders’ meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Stockholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to the Company's Articles of Incorporation and its By-Laws as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Board of Directors without notice to the Stockholders may amend the By-Laws. The shares of the Company do not have cumulative voting rights, which mean that the holders of more than fifty percent (50%) of the shares voting for election of Directors may elect all the Directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of Directors may not be able to elect any Director.

Preferred Stock

The Company is presently authorized to issue Five Million (5,000,000) shares of its $0.0001 par value Preferred Stock. A total of 500,000 shares of Class A Preferred Convertible Super Majority Voting Stock are issued and outstanding as of July 2, 2020.

Class A Preferred Convertible Super Majority Voting Stock

The Certificate of Incorporation of the Company authorizes the issuance of up to five million (5,000,000) shares of Preferred Stock, $0.0001 par value per share (herein, “Preferred Stock” or “Preferred Shares”), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in one (1) or more Class or classes and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each Class to be issued. The Board authorized Five Hundred Thousand (500,000) of the Five Million (5,000,000) authorized shares of Preferred Stock of the Company to be designated Class A Preferred Convertible Super Majority Voting Stock, $0.0001 par value per share (herein, “Class A Preferred” or “Class A Preferred Convertible Stock”), and shall possess the rights and preferences set forth below:

Rank. The Class A Preferred Convertible Stock shall rank: (i) senior to any other class or Class of outstanding Preferred Shares or Class of capital stock of the Company; (ii) prior to all of the Company's common stock, ("common stock"); and (iii) prior to any other class or Class of capital stock of the Company hereafter created "Junior Securities"); and in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

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Dividends. The Class A Preferred Convertible Stock shall bear no dividends, except that in the event dividends are declared for common stock, the same rate of dividend per share shall be due and payable to the Class A Preferred shareholders on the same terms.

Liquidation / Merger Preference.

(a)       So long as a majority of the shares of Class A Preferred authorized are outstanding, the Company will not, without the written consent of the holders of at least 51% of the Company’s outstanding Class A Preferred, either directly or by amendment, merger, consolidation, or otherwise: (i) liquidate, dissolve or wind-up the affairs of the Company, or effect any Liquidation Event; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Class A Preferred (iii) create or authorize the creation of, or issue any other security convertible into or exercisable for, any equity security, having rights, preferences or privileges senior to the Class A Preferred, or (iv) purchase or redeem or pay any dividend on any capital stock prior to the Class A Preferred, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services.

(b)       In the event of any liquidation, merger, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Class A Preferred Convertible Stock (each a “Holder” and collectively the “Holders”) shall be entitled to receive, prior in preference to any distribution to Junior Securities, an amount per share equal to $1.00 plus any allocable and due dividends per share.

(c)       Upon the completion of the distribution required to Class A Preferred holders, if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

Conversion Rights:

The Holders of the Class A Preferred Convertible Stock shall, individually and collectively, have the right to convert all of their Class A Preferred Convertible Stock, in one transaction, by electing, in writing, to convert the 500,000 shares of Class A Preferred into shares of common stock of the Company, on the basis of 2 common shares for each share of Class A Preferred, subject to

Adjustment to Conversion Rate. The conversion price will be subject to adjustments for stock dividends, splits, combinations and similar events and to Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Class A Preferred Convertible Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company’s assets, then the Holders of Class A Preferred Convertible Stock shall thereafter have the right to receive upon conversion of Class A Preferred Convertible Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets (“New Assets”) which the Holder would have been entitled to receive in such transaction had the Class A Preferred Convertible Stock been convertible into New Assets from the date hereof, at the market price of such New Assets on the date of conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class A Preferred Convertible Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the conversion price and of the number of shares of common stock issuable or New Assets deliverable upon conversion of the Class A Preferred Convertible Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise here.

Redemption by Company. The Company may, at its sole discretion redeem all or any portion of the Class A Preferred Convertible Stock by paying in cash by wire transfer the stated value of US $1.00 per share, plus all accrued and unpaid dividends on the Class A Preferred Convertible Stock to be redeemed, to the Holder pursuant to the Holder’s written instructions. The Holders may convert Class A Preferred Convertible Stock into common stock of the Company until such cash has been transmitted to the Holder, at which time conversion rights shall cease and the Holder shall surrender all redeemed Class A Preferred Certificates to the Company for cancellation.

Super Majority Voting Rights. The record Holders of the Class A Preferred Convertible Stock shall have the right to vote on any matter with holders of common stock and may vote as required on any action, which Delaware law provides may or must be approved by vote or consent of the holders of the specific Class of voting preferred shares and the holders of common shares. The Record Holders of the Class A Preferred shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The Record Holders of the Class A Preferred shall have that number of votes (identical in every other respect to the voting rights of the holders of other Class of voting preferred shares and the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Delaware law provides may or must be approved by vote or consent of the holders of other Class of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any.

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Class B Preferred Convertible Stock

In November 2019, we designated 2,000,000 shares of Preferred Stock as Class B Preferred Convertible Stock (herein, “Class B Preferred Stock”).

The Class B Preferred Stock was designated in November 2019, has a par value of $0.0001, is senior to any other class or series of outstanding Preferred Stock, except the Class A Preferred, or common stock and does not bear dividends. The Class B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Class A Preferred, and of an amount equal to $0.005 per share. Holders of the Class B Preferred Stock have a right to convert all or any part of the Class B Preferred Stock and will receive an equal number of common shares at the time of conversion. The Class B Preferred Stockholders have a right to vote on any matter with holders of common stock and shall have a number of votes equal to that number of Common Shares on a one to one basis. There are no shares of Class B Preferred Stock issued and outstanding as of July 2, 2020.

Transfer Agent

The transfer agent and registrar for our common stock is Mountain Share Transfer, LLC. The transfer agent’s address is 2030 Powers Ferry Road, SE, Suite #212, Atlanta, GA 30339, and its telephone number is (404) 474-3110.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

Except as set forth at the end of this paragraph, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee. Michael A. Littman, as legal counsel to the company, had substantial participation in the preparation of the S-1, and owns both Series A Preferred shares and common shares, and is registering 400,000 common shares for resale for his Defined Benefit Plan, and has owned common shares in the Company since 2010.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION of BUSINESS

BUSINESS SUMMARY

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

In this prospectus, unless the context requires otherwise, references to “we,” “our,” or “us,” refer to Bio Lab Naturals, Inc. and our consolidated subsidiaries.

Company Overview

Business

Our predecessor,Vyta Corp, was incorporated in Nevada in June 1996. Until June 2009, Vyta Corp, through its wholly owned subsidiary BioAgra, LLC, was involved in the sale and manufacturing of a natural additive for use in the animal feed industry. On May 15, 2009, Vyta Corp ceased its operational activities. On June 30, 2009, Vyta Corp filed a Form 15-15D, with the Securities and Exchange Commission (“SEC”) to cease its filing obligations under the Securities Act of 1934. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010, and through a holding company reorganization reorganized as Bio Lab Naturals, Inc. (the “Company or “Bio Lab”). Its predecessor was divested as a subsidiary.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statements represent a short year as of and for the period July 1, 2019 through December 31, 2019.

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Reorganization Activities

On August 20, 2010, Vyta Corp (Nevada) executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware). As a result of the merger the Company’s corporate domicile moved from Nevada to Delaware.

On September 16, 2010, Vyta Corp and its wholly owned subsidiaries, 10 Vyta, Inc., with Bio Lab Naturals, Inc. entered into a Holding Company Reorganization/Merger Transaction pursuant to Delaware Statute 251(g), whereby the Company was reorganized with 10 Vyta, Inc., with Bio Lab Naturals, Inc. being the survivor holding company, and 10 Vyta was divested thereafter. The shareholders of the Company became the shareholders of Bio Lab Naturals, Inc. (hereinafter the “Company”) with no change in the number of shares.

In 2010, the Company executed a merger with Bio Protein, Inc. As part of the merger, the Company exchanged 40 shares of its outstanding common stock for one share of Bio Protein, Inc. (Colorado.) This merger was rescinded April 10, 2013 and 6,868,260 shares were agreed to be cancelled. The name was changed back to Vyta Corp, but such was changed back to Bio Lab Naturals, Inc. when there failed to be shareholder approval.

The Company agreed to a merger with Set Net Global, Inc. in 2015 and changed its name, but the merger was never completed and the name was returned to Bio Lab Naturals, Inc.

On December 31, 2019, Bio Lab Naturals, Inc., PTL Acquisition Sub, Inc. (“PTL Acquisition Sub”), a wholly-owned subsidiary of Bio Lab Naturals, Inc., domiciled in Colorado and Prime Time Live, Inc. (“PTL”), a Colorado corporation entered into a Plan of Reorganization. PTL Acquisition Sub merged with PTL where PTL Acquisition Sub became the surviving entity in exchange for one share of the Company’s common stock being issued for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. A total of 6,931,061 shares of the Company’s common stock were cancelled. PTL Acquisition Sub changed its name to Prime Time Live, Inc.

Our executive offices are located at 201 Columbine St., 3rd Floor, Suite 11, Denver, CO 80206 and the telephone number is (720) 273-0433. We maintain a website at www.primetimeliveevents.com, and such website is not incorporated into or a part of this filing.

Our Business

Summary

Our subsidiary, Prime Time Live, Inc., is a Denver, CO based company that specializes in providing clients with the largest, highest resolution mobile LED screens available for entertainment, corporate, civic and sporting events. With a long history of service in the event services industry, Prime Time Live, Inc. is revered for its 30’ x 18’ premium LED mobile video display that travels around the United States every year. Having the rare tools to attract attention, boost attendance, collect valuable data, and offer wifi solutions are some of the key reasons why Prime Time Live, Inc. is in high demand for major events nationwide. Along with using this high tech 30’ x 18’ LED screen, Prime Time Live, Inc. has built a credible reputation in the event industry for creating irreplaceable experiences that cannot be found anywhere else. Through the use of our strong relationships with sponsors, event companies, and vendors, Prime Time Live, Inc. thrives on being able to strategically help put together the best events that will produce the greatest experience for each captivated audience.

Screens

Prime Time Live, Inc. currently offers three different screen sizes that customers can choose to rent for their events. The most popular choice is a 30’ x 18’ mobile LED screen that is attached to a 71ft semi-truck. The second screen size that customers can choose from is a 15’ x 8’ mobile LED screen that can easily be transported by a mid-size SUV. The final screen size that Prime Time Live, Inc. offers is an 8’ x 5’ mobile LED screen that can easily fit inside a trailer. These screens make the perfect addition for any type of event as they help grab attention, educate participants on information they need to know, and offer event planners a way to gather and entertain everyone for a specific period of time. The high-resolution quality is also what makes these screens stand out from the competition as they provide such an unbelievable experience that cannot be found anywhere else. This is due to the fact that Prime Time Live, Inc. only buys their equipment from the largest manufacturer of LED event screens around the world.

Sponsors

Prime Time Live, Inc. is also offering companies a new way to get involved with these great events by becoming a valued sponsor. Companies are always trying to find new and innovative ways to promote their brands to as many people as possible in a short period of time. Prime Time Live Inc.’s new business platform allows these companies the ability to promote themselves in a way that is hard to find anywhere else. Companies of all sizes now have the opportunity to promote their brands to over 10,000+ people at each event

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through the use of putting their logos/slogans/commercials on the large LED screens. While event participants are watching their favorite sports teams/entertainers, companies can now be ensured that their brand is reaching the mass audience. The great advantage about this service is that companies can strategically choose from all different types of Prime Time Live, Inc. events in order to make sure that they are targeting the right audience with their marketing budget.

Fan Villages

The success of any event is usually centered on how much time participants are willing to stay for and also if they would return for another event. Prime Time Live, Inc. offers event planners a rare opportunity to help create a great experience through the use of fan villages. Fan villages are the main places throughout an event where people are able to get something good to eat and drink, watch their favorite entertainment perform, and also interact with companies that want to promote their brands. Prime Time Live Inc.’s fan villages are strategically created for each event in order to increase people’s desire to stay for longer periods of time, incentivize them to want to spend more money throughout the venue, and also make them want to share their experience with others in how they want to return for future events. By combining the large mobile LED screens, strong relationships with sponsors, and extremely interactive fan villages, Prime Time Live, Inc. is the perfect addition for any event.

Going Forward

Prime Time Live, Inc.’s goals include establishing the Company as an iconic rental brand that can be used for all types of events such as entertainment, corporate, civic, and sporting.

Prime Time Live, Inc. plans to:

•	purchase a new higher resolution LED screen for its semi-truck;

•	acquire top companies in the industry that will enhance our current services;

•	increase the number of events around the United States with the purchase of more screens;

•	offer more opportunities for sponsors to partner with us to increase revenue;

•	use our LED screens for security purposes such as facial recognition, important announcements, and crowd flow;

•	develop a marketing and social media strategy to achieve a well-known and respectable brand in this competitive industry.

We anticipate needing an estimated $1,000,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds and will need to be obtained through debt or equity placements or a combination of those.

Our principal executive offices are located at 201 Columbine St., 3rd Floor, Suite 11, Denver, CO 80206 and our office telephone number is (720) 273-0433. We maintain a website at www.primetimeliveevents.com, Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Below is an overview of the Bio Lab’s corporate structure.

BIO LAB NATURALS, INC. (a Delaware corporation)

Prime Time Live, Inc. (a wholly-owned subsidiary) (a Colorado corporation)

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Our Capital Budget for the next 12 months

Our Budget for operations in the next year is as follows:

					Years
	Three Months Ending				2020-2021
	6/30/2020	9/30/2020	12/31/2020	3/30/2020	Total

Revenues	$35,000	$120,000	$113,000	$52,000	$320,000

Cost of revenue	39,110	40,277	41,479	42,717	163,583
Selling, general and administrative expense	11,595	11,939	12,294	12,663	48,491

Revenues excess of (short of) cost and expense	$(15,705)	$67,784	$59,227	$(3,380)	$107,926

The Company may change any or all the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. We have not recognized revenues from our operational activities.

Based on our current cash reserves of approximately $230,000 as of July 2, 2020, we have the cash for an operational budget for the next 12 months. If we are unable to generate enough revenue to cover our operational costs, we will need to seek additional sources of funds. Currently, we have no committed source for any funds as of date hereof.  No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2019, includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resource Needs & Plan of Operations

The Company currently has approximately $230,000 in cash for operations. Its capital resource is its common and preferred stock. We believe the cash sufficient to conduct limited operations for six months.

COVID-19

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

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INDUSTRY ANALYSIS AND HISTORY

Barriers to Entry in the Event Production Industry

There is one major barrier to entry into the Event Production Industry which is capital. We have very limited capital with which to compete in this industry. Many other competitors have been in the business for many years and have very large capital resources and an established reputation. Our barriers to entry are, in addition to lack of capital, lack of reputation, lack of recognition, part-time management, lack of financial history to raise money, and lack of equity in our Company upon which to base a capital raise.

Competitive Factors Impacting Our Ability to Gain Market Share

Our competition enjoys advantages which may prevent us from achieving a market share due to our competitors’ known reputations, large funding abilities, competent management, and capital resources all of which will impede our abilities to achieve market share.

Competitive Factors in the Industry

There are numerous entities, large advertising companies, and private investors which will compete for the same business in which we intend to engage. We will be at a significant disadvantage to all of these other competitors for the foreseeable future. All of our competitors should be considered to be far better capitalized than we are.

Registrant’s Competitive Position in the Industry

Registrant is an insignificant participant in the event production industry and cannot be expected to obtain a market share even discernable percentage wise. Without a large infusion of capital, it will remain a very small participant in the industry.

Historical Track Records

Our Company has no historical track record and we should be deemed a pure start-up of earning or operating with all of the risks of an unproven Company (see “Risk Factors”).

COMPETITION, MARKETS, REGULATION AND TAXATION

Competition

There are a large number of companies and individuals engaged in the event production industry; accordingly, there is a high degree of competition. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

We are an insignificant participant among the firms which engage in the funding of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the "1940 Act") insofar as we will not be engaged in the business of investing or trading in securities within the definitions and parameters which would make us subject to the “1940 Act.” In the event we engage in business activities that result in us holding investment interests in a number of entities, we might become subject to regulation under the 1940 Act. In such event, we would be required to register as an Investment Company and incur significant registration and compliance costs. Under no circumstances does the Company intend to become an investment Company and its activities and its financial statement ratios of assets and cash will be carefully monitored and other activities reviewed by the Board to prevent being classified or inadvertently becoming an investment Company which would be subject to regulation under the Investment Company Act of 1940.

As a fundamental concept, the 1940 Act requires registration of companies that invest and manage funds to invest for others and trade in securities of other companies. Those companies that cross a threshold of 40% of assets in cash and stock in other companies may be required to register. Investment companies may issue face amount certificates, be a Unit Investment Trust, or be a mutual fund. We intend to do several things to remain outside of the 1940 Act: a) we will not trade in securities of other companies or manage investments

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for others, b) we intend to carefully monitor our ratios of cash and securities to total assets to avoid crossing the 1940 Act threshold, c) we do not intend to issue face amount certificates, d) we do not intend to distribute profits and dividends to our shareholders on an annual or shorter basis, if ever, e) we do not pass through profits and losses to our shareholders on a tax basis, f) we will not issue Units in investment trusts, g) we will not act as a mutual fund, and h) we will not invest funds on behalf of others.

We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3(c)(4) and (5) of the 1940 Act.

Markets.

Our market is highly competitive and constantly changing. Commercial success is frequently dependent on capital availability, the effectiveness and sufficiency of which are very difficult to predict accurately.

Governmental Regulation.

Federal Regulations.

We are subject to regulations by securities laws as a public Company. We do not intend to become an investment Company under the Investment Company Act of 1940, but if we exceed certain thresholds of certain assets or our business operations cease to fall within certain exemptions, we might inadvertently become subject to the Act.

Compliance with Environmental Laws and Regulations.

We are not involved in operations with environmental considerations for our business.

State Regulations.

Certain states may require that we obtain a Local Business License. We intend to address this on an as needed basis. We know of no other regulations that would affect our business for temporary screen locations for events as the locations generally allow our screens.

For additional information about these matters, see “Risk Factors.”

LICENSES

None.

TITLE TO PROPERTIES

None.

BACKLOG OF ORDERS

We currently have no backlogs of orders for sales, at this time.

GOVERNMENT CONTRACTS

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT

We are not conducting any research.

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NUMBER OF PERSONS EMPLOYED

We have 3 independent contractors who work approximately 20 hours per week. All officers and directors work approximately 10 hours per week under their appropriate responsibility.

b. DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Patents, Trade Names, Trademarks and Copyrights	None.

Our executive offices are located in Denver, Colorado. We do not own any real property, but lease and office space consisting of approximately 1100 sq. ft. among all of our corporate and subsidiary locations. We believe that substantially all of our property and equipment is in good condition, subject to normal wear and tear, and that our facilities have sufficient capacity to meet the current needs of our business.

c. LEGAL PROCEEDINGS

We may be subject to various claims and legal actions arising in the ordinary course of business from time to time. We believe that the ultimate resolution of these matters, whether individually or in the aggregate, will not have a material adverse effect on our business, prospects, financial condition and results of operations.

We currently are not involved in any legal proceedings.

d. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is a limited public trading market for our stock as quoted on the OTC Pink under the symbol BLAB.

The following table sets forth the high and low bid quotations of our common stock for the periods indicated:

Fiscal 2019	Low	High
First Quarter – ended March 31, 2019	$0.005	$0.007
Second Quarter – ended June 30, 2019	$0.007	$0.007
Third Quarter – ended September 30, 2019	$0.07	$1.00
Fourth Quarter – ended December 31, 2019	$0.20	$0.40

Fiscal 2018	Low	High
First Quarter – ended March 31, 2018	$0.035	$0.35
Second Quarter – ended June 30, 2018	$0.035	$0.035
Third Quarter – ended September 30, 2018	$0.005	$0.035
Fourth Quarter – ended December 31, 2018	$0.005	$0.005

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Quotations on the OTC Pink reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

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The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have 517 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, our shareholders hold 10,833,504 shares of common stock and 500,000 shares of Class A Preferred, of which 9,690,999 common shares may be sold pursuant to this Registration Statement.

Dividends

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans.

We adopted a Stock Option and Award Plan on January 15, 2020. We have authorized 2,000,000 shares of common stock to be available for the Plan. We have granted no options exercisable for shares of our common stock under the Plan.

Share Issued for Asset Acquisition Agreement

Persons and/or Entities	Nature
Prime Time Live, Inc.	5,500,000 shares of common stock issued for founders and for services

Shares or Warrants Issued for Compensation or Services

Since January 1, 2018 through July 2, 2020, we have issued shares of our common stock in exchange for services to the individuals and/or entities and the amounts set forth below:

Persons and/or Entities	Nature

M.A. Littman	400,000 shares of common stock for legal services

Michael A. Littman Atty Defined Benefit Plan	250,000 shares of Class A Preferred stock for services

W. Edward Nichols	250.000 shares of Class A Preferred stock for services

Jeremy Ostler	50,000 shares of common stock for Director services

Calvin D. Smiley, Sr.	50,000 shares of common stock for Director services

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Material Relationships

Michael A. Littman Atty Defined Benefit Plan holds 250,000 Class A Preferred Shares. W. Edward Nichols is our CEO and director and holds 250,000 Class A Preferred Shares. Michael A. Littman is legal counsel to the Company. The Class A Preferred Shares are convertible to a total of 1,000,000 common shares and have super majority voting rights until an exchange listing may be achieved. Mr. Ostler and Mr. Smiley, Sr. are Directors of the Company.

Exemption from Registration Claimed

All of the sales by us of the unregistered securities listed immediately above were made by us in reliance upon Section 4(a)(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long-standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Issuer Purchases of Equity Securities

We did not repurchase any shares of our common stock during the period January 1, 2018 through ended July 2, 2020.

 e. FINANCIAL STATEMENTS

The following is a complete list of the financial statements filed as a part of this Report.

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Bio Lab Naturals, Inc.

Consolidated Financial Statements

For the period July 1, 2019 (Inception) through

December 31, 2019

Audited

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bio Lab Naturals, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bio Lab Naturals, Inc. (the "Company") as of December 31, 2019, the related statement of operations, stockholders' equity (deficit), and cash flows for the period July 1, 2019 (Inception) through December 31, 2019 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period July 1, 2019 (Inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

July 2, 2020

F-2

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2019

Assets
Current assets
Cash	$69,527
Accounts receivable, net	13,000
Total current assets	82,527
Equipment
Equipment, net	160,536

Total Assets	$243,063

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$18,900
Due to related party	3,270
Total current liabilities	22,170
Total liabilities	22,170

Commitments and Contingencies	—

Stockholders' Equity
Preferred shares, $0.0001 par value, 5,000,000 shares authorized;
Class A Convertible, deemed par value $0.04 per share; 500,000
shares issued and outstanding at December 31, 2019	50
Common shares, $0.0001 par value, 200,000,000 shares authorized;
8,477,505 shares issued and outstanding at December 31, 2019	848
Additional paid in capital	35,388,065
Retained (deficit)	(35,168,070)
Total stockholders' equity	220,893

Total Liabilities and Stockholders' Equity	$243,063

The accompanying notes are an integral part of these financial statements.

F-3

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD JULY 1, 2019 THROUGH DECEMBER 31, 2019

Operating expenses
Consulting fees, related party	$420,000
General and administrative expenses - other	25,000
Asset impairment	1,429,107
Total operating expenses	1,874,107

Loss from operations	(1,874,107)

Other expenses
Loss on extinguishment of debt	34,103
Interest expense	897
Total other expenses	35,000

Loss before income taxes	(1,909,107)

Income taxes	—

Net loss	$(1,909,107)

Net loss per common share - basic and diluted	$(0.21)

Weighted average number of common shares	9,240,816

The accompanying notes are an integral part of these financial statements.

F-4

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Preferred Shares $0.0001 Par Value
	Class A Convertible		Series AA
	Shares	Amount	Shares	Amount
BALANCES, July 1, 2019	—	$—	2,000	$2
Issuance of shares for services, related party	500,000	50	—	—
Issuance of shares for debt	—	—	—	—
Issuance of shares to acquire subsidiary	—	—	—	—
Redemption of shares	—	—	(2,000)	(2)
Net loss for the period	—	—	—	—
BALANCES, December 31, 2019	500,000	$50	—	$—

	Common Shares $0.0001 Par Value Shares	Amount	Additional Paid-in Capital	Accumulated (Deficit)	Total Stockholders’ Equity
BALANCES, July 1, 2019	9,308,566	$931	$33,258,030	$(33,258,963)	$—
Issuance of shares for services, related party	400,000	40	419,910	—	420,000
Issuance of shares for debt	200,000	20	59,980	—	60,000
Issuance of shares to acquire subsidiary	5,500,000	550	1,649,450	—	1,650,000
Redemption of shares	(6,931,061)	(693)	695	—	—
Net loss for the period	—	—	—	(1,909,107)	(1,909,107)
BALANCES, December 31, 2019	8,477,505	$848	$35,388,065	$(35,168,070)	$220,893

The accompanying notes are an integral part of these financial statements.

F-5

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD JULY 1, 2019 THROUGH DECEMBER 31, 2019

OPERATING ACTIVITIES
Net loss	$(1,909,107)
Adjustment to reconcile net loss to net cash flows used
in operating activities
Issuance of common shares for services, related party	420,000
Asset impairment	1,429,107
Loss on extinguishment of debt	34,103
Changes in:
Accrued expenses	897
Net cash (used in) operating activities	(25,000)

INVESTING ACTIVITIES
Cash acquired in purchase of subsidiary	69,527

FINANCING ACTIVITIES
Funds provided from short term loan	25,000

Net increase in cash	69,527
Cash at beginning of period	—
Cash at end of period	$69,527

Supplemental Schedule of Cash Flow Information:
Interest paid	$—
Income taxes paid	$—

Supplemental Schedule of Non-Cash Flow Information:
Issuance of common shares for property	$1,650,000
Issuance of common shares for debt	$60,000

The accompanying notes are an integral part of these financial statements.

F-6

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Note 1 – Organization and History

Vyta Corp (the “Company”) was incorporated in Nevada in June 1996. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010 it changed its name to Bio Lab Naturals, Inc. On August 20, 2010, the Company executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware), as result of the merger the Company’s corporate domicile moved from Nevada to Delaware.

Prior to 2011, the Company was involved in various business activities and since then the Company has been seeking a business opportunity.

Effective December 31, 2019, the Company entered into a Reorganization Agreement with Prime Time Live, Inc., a Colorado corporation (“PTL”), whereby PTL merged with a newly formed wholly owned subsidiary of the Company, and the subsidiary being the survivor in exchange for the Company issuing one share of its common stock for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. See Note 4 – Significant Acquisition.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bio Lab Naturals, Inc. and its wholly owned subsidiary. All intercompany balances have been eliminated during consolidation.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statement represents a short year as of and for the period July 1, 2019 through December 31, 2019.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, income taxes and the valuation allowances related to accounts receivable, deferred tax assets and contingencies.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Concentration of Credit Risk

The Company offers its services to 2 customers. This risk of non-payment by these customers is considered minimal and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of its customers.

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its customers. At December 31, 2019, there is no allowance for uncollectible accounts.

F-7

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Equipment

Equipment is recorded at cost and consists of video equipment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation of video equipment is over the estimated useful life of five years using the straight-line method for consolidated financial statement purposes. At December 31, 2019 there were capitalized costs of $160,536 and depreciation for the period July 1, 2019 through December 31, 2019 was $0 due to the Company acquiring the equipment at December 31, 2019. See Note 4 – Fair Value Measurements.

Revenue recognition

The Company follows the provisions of Accounting Standards Update (“ASU”) No. 2014 - 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 - 09 did not have a material impact on the amount and timing of revenue recognized in its consolidated financial statements.

Under ASU 2014 - 09, the Company recognizes revenue when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a customer;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

F-8

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2019, there were no uncertain tax positions that required accrual.

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period. Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company’s had no potentially dilutive securities issued as of and during the period July 1, 2019 through December 31, 2019.

Equity Based Payments

The Company recognizes compensation cost for equity based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. For the period through December 31, 2019, the Company has not been involved in any unconsolidated SPE transactions.

F-9

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the consolidated financial statements are issued.

Note 3 – Going Concern and Managements’ Plan

The Company’s consolidated financial statements for the period July 1, 2019 through December 31, 2019 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss of $1,909,107 for the such period and an accumulated deficit of $35,158,070 at December 31, 2019.

The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Note 4 – Fair Value Measurements

The Company applies the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of long-lived assets. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of the Company. Unobservable input are inputs that reflect the Company’s assumptions of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following table presents the Company’s non-financial assets and liabilities that were measured at fair value on a non-recurring basis at December 31, 2019 by level within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Assets
Equipment	$—	$—	$160,536	$160,536
Goodwill	$—	$—	$1,429,107	$1,429,107

F-10

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Effective December 31 2019, the Company’s equipment was tested under ASC 360 as to its recoverability to determine if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the assets. As such, there was no impairment during the period July 1, 2019 through December 31, 2019.

Effective December 31, 2019, the Company acquired Prime Time Live Inc. and as a result realized goodwill in the amount of $1,429,107. Thus, due to the significance of this event, goodwill was tested under ASC 360 as to its recoverability. Therefore, goodwill is recorded at fair value if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the asset and management determined that there were no future undiscounted cash flows associated with goodwill. As such, the Company’s goodwill was fully impaired during the period July 1, 2019 through December 31, 2019 in the amount of $1,429,107 and reported in the consolidated statement of operations.

Note 5 – Significant Acquisition

Effective December 31, 2019, the Company acquired Prime Time Live, Inc., a company in the entertainment related industry in exchange for 5,500,000 shares of the Company’s common stock valued at $0.30 per share, based upon the stock price on the OTC markets at December 31, 2019, or a total value of $1,650,000.

The following table presents the allocation of the consideration given to the assets acquired and liabilities assumed, based on their fair values at December 31, 2019:

Consideration Given
Shares of common stock	$1,650,000

Total purchase price	$1,650,000

Allocation of Consideration Given
Cash	$69,527
Accounts receivable, net	13,000
Equipment	160,536
Goodwill	1,429,107

Total assets	1,672,170

Current liabilities	22,170

Net assets acquired	$1,650,000

Note 6 – Stockholders’ Equity

Preferred Shares

Class A Convertible

During the period July 1, 2019 through December 31, 2019, the Company issued 500,000 shares of its Class A Convertible shares of preferred stock (“Class A”) in exchange for services valued at $300,000. The Class A shares provide that when voting as a single class, the shares shall have the votes and the voting power at all times to be at least 60% of the voting power of the Company. Also, the holders of the Class A shares at their discretion and subject to a change of control and to the qualification by application to either NASQAD or NYSE Emerging Markets, convert their one share of Class A into two shares of the Company’s common stock, subject to adjustment. In addition, the holder of the shares of Class A is entitled to a liquidation preference of the Company senior to all other securities of the Company. See Note 7 – Related Party Transactions.

F-11

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Series AA

During the period July 1, 2019 through December 31, 2019, the Company cancelled its 2,000 Series AA shares of preferred stock and there were no holders of such shares.

Common Shares

The Company’s capital stock at December 31, 2019 consists of 200,000,000 authorized shares of $0.0001 par value common stock. At December 31, 2019, there are a total of 8,477,505 shares of common stock issued and outstanding.

During the period July 1, 2019 through December 31, 2019, the Company issued 400,000 shares of its common stock in exchange for services valued at $120,000. See Note 7 – Related Party Transactions.

In addition, the Company issued 200,000 shares of its common stock in exchange for payment of debt in the amount of $25,897 and realized a loss on extinguishment of debt in the amount of $34,103 that was reported in the consolidated statement of operations.

As part of the acquisition of Prime Time Live, Inc., the Company issued 5,500,000 shares of its common stock valued at $1,650,000. See Note 5 – Significant Acquisition.

Note 7 – Related Party Transactions

Due to Related Parties

At December 31, 2019, the Company owes affiliates of two of its officers $3,270.

Equity for Services

At December 31, 2019, the Company issued 500,000 shares of its Class A shares of preferred stock to an officer and more than five percent shareholder of the Company in exchange for consulting fees valued at $300,000.

During the period July 1, 2019 through December 31, 2019, the Company issued 400,000 shares of its common stock to a more than five percent shareholder of the Company in exchange for consulting fees valued at $120,000.

Note 8 – Subsequent Events

The Company evaluated events and transactions after the balance sheet date and before the issuance of its financial statements and no subsequent events need to be disclosed.

F-12

Bio Lab Naturals, Inc.

Consolidated Financial Statements

For the three-month period ended

March 31, 2020

Unaudited

F-13

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
Assets	2020	2019
Current assets	(Unaudited)	(Audited)
Cash	$10,580	$69,527
Accounts receivable, net	—	13,000
Deposit	10,000	—
Total current assets	20,580	82,527
Equipment
Equipment, net of accumulated depreciation, $8,449	152,087	160,536

Total Assets	$172,667	$243,063

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$30,829	$18,900
Due to related party	10,000	3,270
Note payable, related party	14,200	—
Total current liabilities	55,029	22,170
Total liabilities	55,029	22,170

Commitments and Contingencies	—

Stockholders' Equity
Preferred shares, $0.0001 par value, 5,000,000 shares authorized;
Class A Convertible, deemed par value $0.04 per share; 500,000 shares issued and outstanding at March 31, 2020 and
December 31, 2019	50	50
Common shares, $0.0001 par value, 200,000,000 shares authorized;
8,477,505 shares issued and outstanding at March 31, 2020
and December 31, 2019	848	848
Additional paid in capital	35,388,065	35,388,065
Retained (deficit)	(35,271,325)	(35,168,070)
Total stockholders' equity	117,638	220,893

Total Liabilities and Stockholders' Equity	$172,667	$243,063

The accompanying notes are an integral part of these financial statements.

F-14

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Sales	$—	$—
Cost of sales
Cost of sales - other	6,394	—
Depreciation	8,449	—
Total cost of sales	14,843	—

Gross profit	(14,843)	—

Operating expenses
Consulting fees, related party	27,000	—
Consulting fees	10,500	—
General and administrative expenses - other	10,134	—
Professional fees	40,778	—
Total operating expenses	88,412	—

Loss before income taxes	(103,255)	—

Income taxes	—	—

Net loss	$(103,255)	$—

Net loss per common share - basic and diluted	$(0.01)	*

Weighted average number of common shares	9,308,566	9,308,566

* Net loss is less than $0.01 per share.

The accompanying notes are an integral part of these financial statements.

F-15

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)

	Class A Convertible Preferred		Common Shares		Additional		Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
BALANCES, December 31, 2019	500,000	$50	8,477,505	$848	$35,388,065	$(35,168,070)	$220,893
Net loss for the period	—	—	—	—	—	(103,255)	(103,255)
BALANCES, March 31, 2020	500,000	$50	8,477,505	$848	$35,388,065	$(35,271,325)	$117,638

The accompanying notes are an integral part of these financial statements.

F-16

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(103,255)	$—
Adjustment to reconcile net loss to net cash flows used
in operating activities
Depreciation	8,449	—
Changes in:
Accounts receivable - net	13,000	—
Deposit	(10,000)	—
Accounts payable	21,929	—
Net cash (used in) operating activities	(69,877)	—

INVESTING ACTIVITIES	—	—

FINANCING ACTIVITIES
Funds from related party, net of repayment	10,930	—

Net (decrease) in cash	(58,947)	—
Cash at beginning of period	69,527	—
Cash at end of period	$10,580	$—

Supplemental Schedule of Cash Flow Information:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

F-17

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

Note 1 – Organization and History

Vyta Corp (the “Company”) was incorporated in Nevada in June 1996. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010 it changed its name to Bio Lab Naturals, Inc. On August 20, 2010, the Company executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware), as result of the merger the Company’s corporate domicile moved from Nevada to Delaware.

Prior to 2011, the Company was involved in various business activities and since then the Company has been seeking a business opportunity.

Effective December 31, 2019, the Company entered into a Reorganization Agreement with Prime Time Live, Inc., a Colorado corporation (“PTL”), whereby PTL merged with a newly formed wholly owned subsidiary of the Company, and the subsidiary being the survivor in exchange for the Company issuing one share of its common stock for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. See Note 5 – Significant Acquisition.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bio Lab Naturals, Inc. and its wholly owned subsidiary. All intercompany balances have been eliminated during consolidation.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, income taxes and the valuation allowances related to accounts receivable, deferred tax assets and contingencies.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Concentration of Credit Risk

The Company offers its services to 2 customers. This risk of non-payment by these customers is considered minimal and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of its customers.

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its customers. At March 31, 2020 and December 31, 2019, there are no allowance for uncollectible accounts.

Equipment

Equipment is recorded at cost and consists of video equipment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation of video equipment is over the estimated useful life of five years using the straight-line method for consolidated financial statement purposes. At March 31, 2020 and

F-18

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

December 31, 2019 there were capitalized costs of $160,536 and $152,087, respectively. Depreciation for the three months ended March 31, 2020 and 2019 was $8,449 and $0, respectively due to the Company acquiring the equipment at December 31, 2019. See Note 4 – Fair Value Measurements.

Revenue recognition

The Company follows the provisions of Accounting Standards Update (“ASU”) No. 2014 – 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 – 09 did not have a material impact on the amount and timing of revenue recognized in its consolidated financial statements.

Under ASU 2014 – 09, the Company recognizes revenue when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a customer;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company’s deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At March 31, 2020 and December 31, 2019, there were no uncertain tax positions that required accrual.

F-19

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period. Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company’s had no potentially dilutive securities issued as of and during the three months ended March 31, 2020 and 2019.

Equity Based Payments

The Company recognizes compensation cost for equity based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. For the period through March 31, 2020, the Company has not been involved in any unconsolidated SPE transactions.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the consolidated financial statements are issued.

Note 3 – Going Concern and Managements’ Plan

The Company’s consolidated financial statements for the three months ended March 31, 2020 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss of $103,255 for the three months ended March 31, 2020 and an accumulated deficit of $35,271,325 at March 31, 2020.

The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Note 4 – Fair Value Measurements

The Company applies the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of long-lived assets. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair

F-20

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of the Company. Unobservable input are inputs that reflect the Company’s assumptions of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following table presents the Company’s non-financial assets and liabilities that were measured at fair value on a non-recurring basis at December 31, 2019 by level within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Assets
Equipment	$—	$—	$160,536	$160,536
Goodwill	$—	$—	$1,429,107	$1,429,107

Effective December 31 2019, the Company’s equipment was tested under ASC 360 as to its recoverability to determine if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the assets. As such, there was no impairment.

Effective December 31, 2019, the Company acquired Prime Time Live Inc. and as a result realized goodwill in the amount of $1,429,107. Thus, due to the significance of this event, goodwill was tested under ASC 360 as to its recoverability. Therefore, goodwill is recorded at fair value if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the asset and management determined that there were no future undiscounted cash flows associated with goodwill. As such, the Company’s goodwill was fully impaired at December 31, 2019 in the amount of $1,429,107.

Note 5 – Significant Acquisition

Effective December 31, 2019, the Company acquired Prime Time Live, Inc., a company in the entertainment related industry in exchange for 5,500,000 shares of the Company’s common stock valued at $0.30 per share, based upon the stock price on the OTC markets at December 31, 2019, or a total value of $1,650,000.

The following table presents the allocation of the consideration given to the assets acquired and liabilities assumed, based on their fair values at December 31, 2019:

F-21

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

Consideration Given
Shares of common stock	$1,650,000

Total purchase price	$1,650,000

Allocation of Consideration Given
Cash	$69,527
Accounts receivable, net	13,000
Equipment	160,536
Goodwill	1,429,107

Total assets	1,672,170

Current liabilities	22,170

Net assets acquired	$1,650,000

Note 6 – Debt

Convertible Promissory Note

An affiliate of an officer of the Company, loaned the Company $14,200 in exchange for an unsecured convertible promissory note that includes interest at the rate of six percent (6%) per annum on the unpaid principal balance with any accrued and unpaid interest due on or before December 31, 2020 (the “Note”). The Note allows for the note holder to convert, at their discretion, any accrued and unpaid interest and principal balance due on the Note in whole or in part into shares of the Company’s common stock at a conversion price of $0.125 per share. At March 31, 2020, the Company owes $14,200 on the debt. – See Note 8 – Related Party Transactions.

Note 7 – Stockholders’ Equity

Preferred Shares

Class A Convertible

At March 31, 2020, there are a total of 500,000 shares of Class A Convertible shares of preferred stock (“Class A”) issued and outstanding. The Class A shares provide that when voting as a single class, the shares shall have the votes and the voting power at all times to be at least 60% of the voting power of the Company. Further, the holders of the Class A shares at their discretion and subject to a change of control and to the qualification by application to either NASQAD or NYSE Emerging Markets, can convert their one share of Class A into two shares of the Company’s common stock, subject to adjustment. In addition, the holder of the shares of Class A is entitled to a liquidation preference of the Company senior to all other securities of the Company.

Common Shares

The Company’s capital stock at March 31, 2020 consists of 200,000,000 authorized shares of $0.0001 par value common stock. At March 31, 2020, there are a total of 8,477,505 shares of common stock issued and outstanding.

Note 8 – Related Party Transactions

Due to Related Parties

During the three months ended March 31, 2020, the Company borrowed $14,200 from an affiliate of one of its officers in exchange for an unsecured convertible promissory note.

F-22

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

During the three months ended March 31, 2020, the Company incurred consulting fees in the amount of $27,000 to an officer and an affiliate of one of its officers of which $9,800 is due by the Company as of March 31, 2020.

At March 31, 2020, the Company owes an affiliate of one of its officers $200 and at December 31, 2019 the Company owes affiliates of two of its officers $3,270.

Note 9 – Subsequent Events

During the month of April 2020, the Company sold 40,000 shares of its common stock for $5,000 in cash at $0.125 per share.

F-23

f. SELECTED FINANCIAL INFORMATION

Not applicable.

g. SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

h. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our unaudited and audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

Our plan of operations for the next 12 months is as follows:

MILESTONES

2nd Quarter 2020	Marketing and Operations	$50,705

3rd Quarter 2020	Marketing and Operations	$52,216

4th Quarter 2020	Marketing and Operations	$53,713

1st Quarter 2021	Marketing and Operations	$55,380

Results of Operations

For the Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

During the three months ended March 31, 2020 and 2019, we recognized total revenues of $0. This low or no revenues is expected to continue until the Company has sufficient access to capital or loans to properly execute marketing activities.

Gross profit loss for the three months ended March 31, 2020 was $(14,843) compared to $0 for the prior period. The decrease of $14,843 pertained primarily to increase in cost of sales of $14,843.

During the three months ended March 31, 2020, we recognized $88,412 in operating expenses compared to $0 for the prior period. The change results primarily from $88,412 in consulting fees, professional fees and general and administrative expenses for the current period.

During the three months ended March 31, 2020, we recognized a net loss of $(103,255) compared to $0 for the prior period. The increase in the net loss of $103,255 was a result of an increase in cost of sales and operating expenses of $103,255 during the current period.

For the Period July 1, 2019 (Inception) through December 31, 2019 (The Company has no operations prior to July 1, 2019).

During the period July 1, 2019 (Inception) through December 31, 2019, we recognized total revenues of $0. We acquired an operating at December 31, 2019 and therefore had yet to realize any revenues.

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During the period July 1, 2019 (Inception) through December 31, 2019, we recognized $1,874,107 in operating expenses comprised of $420,000 in consulting fees to an officer and an affiliate of the Company, $25,000 in other general and administrative expenses and $1,429,107 in asset impairment related to the write off of goodwill.

During the period July 1, 2019 (Inception) through December 31, 2019, we recognized $35,000 in other expenses comprised of $34,103 in the loss on the extinguishment of debt that was converted into shares of common stock and interest expense of $897.

During the period July 1, 2019 (Inception) through December 31, 2019, we recognized a net loss of $(1,909,017).

LIQUIDITY AND CAPITAL RESOURCES

Operating activities used cash flows of $69,877 for the three months ended March 31, 2020 as compared to $0 for the three months ended March 31, 2019. Cash flows from financing activities for the three months ended March 31, 2020 were $10,930 that helped with working capital needs as compared to $0 for the prior period.

Operating activities used cash flows of $25,000 for the period from July 1, 2019 (Inception) through December 31, 2019. Cash flows from financing activities were $25,000 for the same period.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

We expect to need approximately $200,000 in capital or loans to complete our plans and operations for the next 12 months. Our sources of capital are loans and sales of equity from common or preferred stock. We have approximately $230,000 in cash as of July 2, 2020 and no further commitments for loans or equity sales at this date.

CRITICAL ACCOUNTING POLICIES

We changed our year end from June 30th to December 31st and, therefore the consolidated financial statement represents a short year as of and for the period July 1, 2019 (Inception) through December 31, 2019.

Revenue Recognition

We follow the provisions of Accounting Standards Update (“ASU”) No. 2014 – 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The adoption of ASU 2014 – 09 did not have a material impact on the amount and timing of revenue recognized in our consolidated financial statements.

Under ASU 2014 – 09, we recognize revenues when control of the promised services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

We derive revenues from the rendering of entertainment rental services. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills our obligations under each of our contracts:

Identify the contract with a customer;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Share-based Compensation

We are required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

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We record compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognize compensation expenses over the vesting period of such awards.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which amends ASC 718, Compensation – Stock Compensation. This ASU requires that most of the guidance related to stock compensation granted to employees be followed for non-employees, including the measurement date, valuation approach, and performance conditions. The expense is recognized in the same period as though cash were paid for the good or service. The effective date is the first quarter of fiscal year 2020, with early adoption permitted, including in interim periods. The ASU has been adopted using a modified-retrospective transition approach. The adoption is not considered to have a material effect on the consolidated financial statements.

Income Taxes

We use the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of our assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

Our deferred income taxes include certain future tax benefits. We record a valuation allowance against any portion of those deferred income tax assets when we believe, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

We have adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2019, there were no uncertain tax positions that required accrual.

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, we assess the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Fair Value Measurements

We apply the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of long-lived assets. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. We maximize the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of us. Unobservable input are inputs that reflect our assumption of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that

29

is significant to the fair value measurement. Our policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. We have consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

i. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

j. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

k. DIRECTORS and EXECUTIVE OFFICERS

The Company currently has no employees that it identifies as significant employees. The directors and executive officers are set forth in the chart below.

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Approximate hours per week (if part-time)/full-time
W. Edward Nichols	Chief Executive Officer and Director	78	Annual	10

Darrell Avey	Chief Financial Officer, Vice President and Director	64	Annual	10

Jeremy Ostler	Director	45	Annual	5

Calvin D. Smiley, Sr.	Director	67	Annual	2

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

W. Edward Nichols, Chief Executive Officer and Director since 2015

Mr. Nichols is an attorney located in Littleton, Colorado. He is authorized to practice in the States of Colorado and Kansas, United States Federal Courts, and the Supreme Court of the United States. He is also Managing Director of Nichols & Company LLC, a management consulting firm. Prior to Nichols & Company, Mr. Nichols practiced with Nichols and Wolfe where he specialized in municipal bonds. After 16 years he sold his interest in the firm and moved to Denver. He was instrumental in structuring and providing approving legal opinions for several hundred million dollars of General Obligation Bonds, Tax Anticipation Notes and Revenue Bonds. He has since worked as an attorney in investment banking and as a consultant with public and private companies in the U.S. and Europe.

Mr. Nichols has served as a Director and member of the Executive Staff of several public companies.

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Mr. Nichols holds a Bachelor of Business Administration from Washburn University and a Juris Doctorate degree from Washburn University School of Law in Topeka, Kansas. Mr. Nichols is a member of the Board of Governors of the Law School and an Advisor to the Transaction Law Center at the University.

Darrell Avey, Chief Financial Officer, Vice President and Director since February, 2020

Mr. Avey started his career in the Video Display Business in 1985. For the last 19 years, Mr. Avey has been involved in the building and rentals of video displays for special events around the United States. In that time, he has been involved in the manufacturing and sales of video displays to learning and participating in all aspects of a publicly owned company. He has been a Manager of Prime Time Mobile Video Event Screens from May 2010 through present. He is responsible for building the largest highest mobile video screen in the country as well as startup and daily operations of the mobile video screen rental company.

Jeremy Ostler, Director since February, 2020

Mr. Ostler has been an owner of several businesses in the Audio, Music and Production industry since 1996. He has managed installation and Live production crews on over 1000 installations and 1500 events.

From 2016 until present, he has been Owner and Manager of Rezolution AV, an Audio Visual Production Company, where he handles large scale concerts, festivals, corporate conferences such as Utah Department of Transportation Annual Conference, Deer Valley Music Festival, Video for Mackenzie Exhibit Tradeshow Booths.

From 2005 to 2016, he was Owner and Manager of Trax AV, an Audio Visual Production Company, where he handled installations and all Live Productions across USA. Productions included Video for 2 NFL Super Bowl Events, Jeep King of the Mountain, Deer Valley Music Festival, Chive Tour, Park City & SLC Jazz Festivals. Telluride Blues Festival, PGA Champions Tournament, Nitro Circus, University of Idaho, Utah, Montana, and Washington commencements, Stadium of Fire and many more events. Installations included All Utah and some southern Idaho Kohls Department store audio systems, Canyons School District, Weber School District High School Auditorium upgrades.

Mr. Ostler is also a present Partner and Owner of Warehouse 22 overseeing all technology in a Visually stunning event center that uses Projection Mapping to add video and scenic elements to any type of event. He is also a current Partner in BD Catering Company which provides a broad range of Catering options for Events inside and outside the venue.

Mr. Ostler was an Apprentice with Jeffrey Ostler. He obtained a BS in Audio from BYU.

Calvin D. Smiley, Sr., Director since February, 2020

Mr. Smiley has more than 30 years in the broadcasting and cable television industries. He was appointed the Chief Executive Officer, President and a Director of the Nexhorizon, Inc. in October 2006. He previously had co-founded Sunrise Broadband Group, Inc. from 2004 through 2006. From 2001 to 2003, he was a telecommunications consultant and began work to develop the Sunrise business strategy. Mr. Smiley held various executive positions with TCOM Ventures Corporation headquartered in Englewood, Colorado. From 2000 to 2001 he served as a director, President and CEO of TCOM Ventures, with a business focus to use a digital wireless platform to provide broadband services to customers of acquired rural ISP’s and competitive local exchange carriers (“CLEC’s”). From 1998 to 1999, he co-founded and served as President of Communicast, Inc., a successful turn-key marketing and advertising sales company which developed revenues for rural cable television systems, wireless providers and independent television stations. Mr. Smiley attended Geneva College in Beaver Falls, Pennsylvania. He completed strategic management courses of study at the University of Pittsburgh.

PROMOTER

Michael A. Littman

Due to his beneficial ownership of 250,000 Class A Super Majority Voting Convertible Preferred Shares with common rights he is deemed a Promoter.

Michael A. Littman, (J.D. 1973 Stetson College of Law) (Eckerd College 1970 B.A.) served as house counsel for Chicago Title Insurance Company 1973 – 1975 in Denver office. Increasing securities matters in the real estate syndication business led to a Securities practice emphasis since 1981, to where the practice has been exclusively corporate securities practice for public companies. Career experience includes commercial litigation, public and private offerings, mergers and acquisitions, mortgage banking, REO management, bankruptcy reorganizations, and private corporate restructuring.

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He has filed and brought effective IPO's and Secondary Registrations with SEC. He handled quarterly and annual reporting with the SEC for over 50 public reporting companies. He has acted as securities counsel in acquisitions and mergers of public companies (average of 4-6 per year) and in acquisitions of private companies by public companies in conjunction with recapitalizations. He has handled duties of getting companies cleared for trading with FINRA, and its predecessor NASD, for over 65 companies. He has acted as legal counsel for companies and individuals in civil proceedings with the SEC. He has handled private placements of securities including Memorandum drafting for over 50 Private Placements.

He has negotiated PIPEs and convertible debt situations for clients, from the public/private company side, and occasionally from the funder's side. He was a Panel Speaker for the IQPC PIPEs conferences (January 2007, July 2007 and January 2008).

He has legal experience in representing companies in the industry fields of software, oil and gas, real estate, mining, nutritional supplements, energy saving technology, publishing, and manufacturing.

CONFLICTS OF INTEREST – GENERAL

There can be no assurance that management will resolve all conflicts of interest in favor of the Company.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other entities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only up to approximately 10 hours per week to the Company’s affairs.

CONFLICTS OF INTEREST – CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our Company to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to our Company to disclose to it any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another Company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Our Board of Directors has adopted a policy that the Company will not seek a fund of, any entity in which any officer or director serves as an officer or director or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so.

COMMITTEES OF THE BOARD OF DIRECTORS

We are managed under the direction of its board of directors.

EXECUTIVE COMMITTEE

We do not have an executive committee, at this time.

AUDIT COMMITTEE

We have formed a non-independent audit committee in May 2020 to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors. Ed Nichols, as Chairman, and Calvin D. Smiley, Sr. act as the initial members of the Audit Committee.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

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In the absence of a separate audit committee our board of directors functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting control We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

ANNUAL MEETING

The annual meeting of stockholders is anticipated in the 4th Quarter of 2020 and will include the election of directors. The annual meeting will be held at our principal office or at such other place as permitted by the laws of the State of Delaware and on such date as may be fixed from time to time by resolution of our board of directors.

PREVIOUS “BLANK CHECK” OR “SHELL” COMPANY INVOLVEMENT

No members of our management have been involved in previous “blank-check” or “shell” companies, except Ed Nichols. He has been officer and director of the Company while it has been a “shell” since 2015.

INVOLVEMENT IN LEGAL PROCEEDINGS

No executive Officer or Director of our Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive Officer or Director of our Company is the subject of any pending legal proceedings.

No Executive Officer or Director of our Company is involved in any bankruptcy petition by or against any business in which they are a general partner or executive officer at this time or within two years of any involvement as a general partner, executive officer, or Director of any business.

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l. EXECUTIVE AND DIRECTORS COMPENSATION

COMPENSATION

The following table sets forth the compensation paid to officers and board members during the three months ended March 31, 2020 and the period July 1, 2019 (Inception) through December 31, 2019 and for the years ended June 30, 2019 and 2018. The table sets forth this information for Bio Lab Naturals, Inc. including salary, bonus, and certain other compensation to the Board members and named executive officers for the three months ended March 31, 2020 and for the period July 1, 2019 (Inception) through December 31, 2019 and for the years ended June 30, 2019 and 2018.

 SUMMARY EXECUTIVE COMPENSATION TABLE

Name & Position	Year		Salary ($)	Bonus ($)	Stock awards	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
W. Edward Nichols, CEO and President	2020	(1)	0	0	0	0	0	0	0	0
	2019	(2)	0	0	250,000	0	0	0	0	$150,000
	2019		0	0	0	0	0	0	0	0
	2018		0	0	0	0	0	0	0	0

Darrell Avey, CFO and Vice President (3) and (4)	2020	(1)	0	0	0	0	0	0	$15,000	$15,000
TOTAL			0	0	250,000	0	0	0	$15,000	$90,000

(1) Represents three months ended March 31, 2020.

(2) Represents period July 1, 2019 (Inception) through December 31, 2019.

(3) Engaged in February 2020.

(4) Represents $15,000 in consulting fees paid on a month to month basis at the rate of $5,000 per month.

OPTION/WARRANT GRANTS IN THE LAST FISCAL YEAR

On January 15, 2020, the Board of Directors and majority stockholders of Bio Lab Naturals, Inc. approved the 2020 Bio Lab Naturals, Inc. Stock Option and Award Incentive Plan (“the 2020 Plan.”) There are 2,000,000 shares of our common stock reserved under the 2020 Plan.

The number of options, exercise price and expiration date of these options are as follows:

Stock Option	Share	Expire
Granted	Price	Date
None

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers as of December 31, 2019 (the “Named Executive Officers”):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expira-tion date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
W. Edward Nichols, CEO and Chairman	—	—	—	—	—	—	—	—	—

Darrell Avey, CFO and Vice President	—	—	—	—	—	—	—	—	—

DIRECTOR COMPENSATION

Director Independence

For a director to be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In each case, the Board considers all relevant facts and circumstances. We currently have no independent directors.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

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The following table sets forth certain information concerning compensation paid to our directors during the period July 1, 2019 (Inception) through December 31, 2019:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
W. Edward Nichols	—	—	—	—	—	—	—
Darrell Avey	—	—	—	—	—	—	—
Jeremy Ostler	—	—	—	—	—	—	—
Calvin D. Smiley, Sr.	—	—	—	—	—	—	—

The term of office for each Director is until March 1, 2022, or until their successor is duly elected or appointed. The term of office for each of our Officers is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

At this time, our Director does not receive cash compensation for serving as a member of our Board of Directors.

Limitation on Liability and Indemnification

We are a Delaware corporation. The Delaware General Corporation Laws (DGCL) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of directors to our Company’ or our stockholders for monetary damages to the fullest extent provided by the DGCL.

The DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

The DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by our bylaws, general or specific action of our board of directors or stockholders, or contract. Our articles of incorporation provide for indemnification of our directors, officers, employees, fiduciaries and agents to the full extent permitted by Delaware law.

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Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our Company or who is or was serving at our request as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

Employment Agreements with Officers and Directors of Bio Lab Naturals, Inc.

We do not have employment/consultant agreements with our officers. We use month to month consulting.

m. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF JULY 2, 2020

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by:

·	each person who is known by us to be the beneficial owner of five percent (5%) or more of our common stock;

·	our executive officers, and each director as identified in the “Management — Executive Compensation” section; and

·	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

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The information below is based on the number of shares of our common stock that we believe was beneficially owned by each person or entity as of July 2, 2020.

OFFICERS AND DIRECTORS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding before offering (2)	Percent of Class Outstanding after offering (3)
Common Stock	W. Edward Nichols, Chief Executive Officer and Director	200,000	1.85%	0%

Class A Preferred Convertible Stock		250,000	50.00%	50.00%

Common Stock	Darrell Avey, Chief Financial Officer, Vice President and Director	270,000	2.49%	0%

Class A Preferred Convertible Stock		0	0.00%	0%

Common Stock	Jeremy Ostler, Director	80,000	.74%	0%

Class A Preferred Convertible Stock		0	0.00%	0%

Common Stock	Calvin D. Smiley, Sr., Director	50,000	.46%	0%

Class A Preferred Convertible Stock		0	0.00%	0%

Common Stock	All Directors and Executive Officers as a Group (4 persons)	600,000	5.54%	0%

Class A Preferred Convertible Stock	All Directors and Executive Officers as a Group (1 person)	250,000	50.00%	50.00%

(1)	The address of each person listed above, unless otherwise indicated, is c/o Bio Lab Naturals, Inc., 201 Columbine St., 3rd Floor, Suite 11, Denver, CO 80206.
(2)	Based upon 10,833,504 common shares issued and outstanding on a fully diluted basis. (Does not include conversion of 500,000 shares held of Class A Preferred Convertible Stock).
(3)	Assumes maximum sale of all registered shares and 10,833,504 shares issued and outstanding after resales.

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GREATER THAN 5% STOCKHOLDERS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding before offering (2)	Percent of Class Outstanding after offering (3)
Common Stock	William Bossung	1,805,000	16.68%	0%

Common Stock	High Speed Aggregate, Inc. (4)	960,000	8.86%	0%

Common Stock	Timothy J. Brasel and Janet M. Brasel (6)	545,000	5.03%	0%

Common Stock	Susan A. Brasel (7)	1,450,000	13.38%	0%

Class A Preferred Convertible Stock	W. Edward Nichols, CEO and Director	250,000	50.00%	50.00% (5)

Class A Preferred Convertible Stock	Michael A. Littman Atty Defined Benefit Plan	250,000	50.00%	50,00% (5)

(1)	The address of each person listed above, unless otherwise indicated, is c/o Bio Lab Naturals, Inc., 201 Columbine St., 3rd Floor, Suite 11, Denver, CO 80206.

(2)	Based upon 10,833,504 shares of common stock issued and outstanding on a fully diluted basis. (Does not include conversion of 500,000 shares held of Class A Preferred Convertible Stock).
(3)	Assumes maximum sale of all registered shares and 10,833,504 shares of common stock issued and outstanding after resales.
(4)	Jeffrey Ploen has indirect beneficial ownership of 800,000 common shares of High Speed Aggregate, Inc. Mr. Ploen also has direct beneficial ownership of 160,000 common shares.
(5)	Class A Preferred Convertible Stock together votes 60% of common stock at all votes of shareholders until conversion.
(6)	Timothy J. Brasel and Janet M. Brasel are married. They have indirect beneficial ownership of 205,000 common shares of Bleu Ridge Consultants, Inc., 50,000 common shares of La Mirage Trust and 100,000 common shares of the Charitable Remainder Trust of Susan Anne Brasel. Janet M. Brasel also has direct beneficial ownership of 190,000 common shares.
(7)	Susan A. Brasel has indirect beneficial ownership of 500,000 common shares of M.J. Brasel, LLC, 300,000 common shares of Causeway, LLC and 600,000 common shares of Brasel Family Holdings Trust.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that we believe have a reasonable likelihood of being “in the money” within the next sixty days.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

We adopted a Stock Option and Award Plan on January 15, 2020. We have authorized 2,000,000 shares of common stock to be available for the Plan. We have granted no options exercisable for shares of our common stock under the Plan.

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n. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the transactions discussed below, we have not entered into any transaction in past two years, nor are there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest:

Darrell Avey and Jeremy Ostler, two of our officers and directors, were principals in Prime Time Live, Inc. (“PTL”) which entered into a merger agreement in which 5,500,000 shares of the Company’s common stock were distributed to PTL shareholders effective December 31, 2019. Mr. Avey received 250,000 common shares and Jeremy Ostler received 30,000 common shares in the exchange.

W. Edward Nichols (Officer and Director) and Michael A. Littman (through Atty Defined Benefit Plan) received Class A Preferred shares (250,000 each) for services valued in the amount of $300,000 ($150,000 each). Such shares together vote equivalent of 60% of common at all times and convert to common on a two for one basis.

Michael A. Littman received 400,000 common shares for services valued in the amount of $120,000 during the period July 1, 2019 (Inception) through December 31, 2019 (owned by his Atty Defined Benefit Plan).

Timothy J. Brasel and Janet M. Brasel, husband and wife, personally and through various entities received beneficially a total of 545,000 common shares of the Company as part of the PTL merger.

William Bossung personally received a totally of 1,725,000 common shares of the Company as part of the PTL merger.

ITEM 11A. MATERIAL CHANGES

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon effectiveness of our S-1 Registration Statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and will file reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additionally, you can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

EXPERTS

The financial statements of the Company for the period from July 1, 2019 (Inception) through December 31, 2019 appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of BF Borgers CPA PC, an independent registered public accounting firm, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and upon the authority of BF Borgers CPA PC as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with it. The information incorporated by reference is an important part of this prospectus and is considered to be part of this prospectus. We incorporate by reference the documents listed as exhibits to the document in Item 16.

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ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Florida Statutes may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Delaware General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Delaware General Corporation Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$25,000
Audit Fees	$50,000
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$5,000
Printing Costs and Miscellaneous Expenses (estimated)	$18,000
Total	$100,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Delaware General Corporation Laws and the bylaws.

Under the Delaware General Corporation Laws, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

	Common
Persons and/or Entities	Shares	Date	Nature	Consideration
Kenneth Helfer	350,000	12/31/2019	Shares per Merger	$ 105,000
Darrell Avey	250,000	12/31/2019	Shares per Merger	$ 75,000
NextWave Development Group LLC	315,000	12/31/2019	Shares per Merger	$ 94,500
NextWave Development Group LLC	80,000	6/12/2020	Conversion of Debt	$ 10,000
Bleu Ridge Consultants, Inc.	205,000	12/31/2019	Shares per Merger	$ 61,500
Dave Crowley	30,000	12/31/2019	Shares per Merger	$ 9,000
Chad Stephens	25,000	12/31/2019	Shares per Merger	$ 7,500
Gunslinger Capital Group, LLC	50,000	12/31/2019	Shares per Merger	$ 15,000
Joe McShane Jr.	40,000	12/31/2019	Shares per Merger	$ 12,000
Village Partners, LLC	100,000	12/31/2019	Shares per Merger	$ 30,000
Tyler J. Brasel	50,000	12/31/2019	Shares per Merger	$ 15,000
MJ Brasel, LLC	500,000	12/31/2019	Shares per Merger	$ 150,000
Brasel Family Holdings Trust	650,000	12/31/2019	Shares per Merger	$ 195,000
Scott Owen	55,000	12/31/2019	Shares per Merger	$ 16,500
Joe Logsdon	100,000	12/31/2019	Shares per Merger	$ 30,000
Joe Bruno	40,000	12/31/2019	Shares per Merger	$ 12,000
Michael B. Owens	200,000	12/31/2019	Shares per Merger	$ 60,000
Paul Dragul or Paulette Dragul	50,000	12/31/2019	Shares per Merger	$ 15,000
William Bossung	1,725,000	12/31/2019	Shares per Merger	$ 517,500
David Graham	50,000	12/31/2019	Shares per Merger	$ 15,000
David Graham	40,000	6/7/2020	Cash	$ 5,000
Maurice W. Hansen Trust	50,000	12/31/2019	Shares per Merger	$ 15,000
Jay Decker	100,000	12/31/2019	Shares per Merger	$ 30,000
Logan Decker	100,000	12/31/2019	Shares per Merger	$ 30,000
James Jenkens	15,000	12/31/2019	Shares per Merger	$ 4,500
Kyle Israel	200,000	12/31/2019	Conversion of Debt	$ 25,897
Shelton Decker	100,000	12/31/2019	Shares per Merger	$ 30,000
Jeremy Ostler	30,000	12/31/2019	Shares per Merger	$ 9,000
Jeremy Ostler	50,000	6/15/2020	Services	$ 6,250
David L. Hayes	50,000	12/31/2019	Shares per Merger	$ 15,000
Calvin D. Smiley Sr.	50,000	6/15/2020	Services	$ 6,250
Ben Coates	100,000	12/31/2019	Shares per Merger	$ 30,000
Mike & Susan McShane	50,000	12/31/2019	Shares per Merger	$ 15,000
Mike & Susan McShane	40,000	4/21/2020	Cash	$ 5,000
John & Loretta McShane	100,000	12/31/2019	Shares per Merger	$ 30,000
John & Loretta McShane	40,000	4/21/2020	Cash	$ 5,000
Jeffrey P. Ploen	160,000	5/20/2020	Cash	$ 20,000
Theodore Block	20,000	12/31/2019	Shares per Merger	$ 6,000
M. A. Littman	400,000	12/31/2019	Services	$ 120,000
High Speed Aggregate, Inc.	800,000	6/22/2020	Cash	$ 100,000
Zhuge Liang, LLC	116,000	6/24/2020	Cash	$ 14,500
San Gabriel Fund, LLC	160,000	6/24/2020	Cash	$ 20,000
JMW Fund, LLC	320,000	6/24/2020	Cash	$ 40,000
Richland Fund, LLC	320,000	6/24/2020	Cash	$ 40,000
Justin Yorke	33,333	6/24/2020	Cash	$ 4,167
JPG Investments	33,333	6/24/2020	Cash	$ 4,167
Christopher Bragg	33,333	6/24/2020	Cash	$ 4,167
TOTAL	8,375,999

	Series A
Persons and/or Entities	Preferred Shares	Date	Nature	Consideration
W. Edward Nichols	250,000	12/31/2019	Services	$ 75,000
Michael A. Littman Defined Benefit Plan	250,000	12/31/2019	Services	$ 75,000
	500,000

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Exemption From Registration Claimed

All of the above sales by us of our unregistered securities were made by us in reliance upon Rule 506 of Regulation D or Section 4(a)2 of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were known to us and our management, through pre-existing business relationships, or long-standing business associates or were shareholders of Prime Time Live, Inc. who received exchange shares for Prime Time Live, Inc. assets. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description

3(i).1	Certificate of Merger to Delaware -8.20.10	Filed Herewith

3(i).2	Certificate of Incorporation – Vyta Corp. – Delaware -6.3.2010	Filed Herewith

3(i).3	Certificate of Amendment of Certificate of Incorporation – Vyta Corp. - DE – 8.26.10	Filed Herewith

3(i).4	Certificate of Incorporation – Bio Lab Naturals, Inc. – DE – 8.26.10	Filed Herewith

3(i).5	Certificate of Incorporation – 10 Vyta, Inc. DE – 8.26.10	Filed Herewith

3(i).6	Certificate of Amendment of Certificate of Incorporation – Bio Lab Naturals, Inc. – DE – 10.1.10	Filed Herewith

3(i).7	Certificate of Amendment of Certificate of Incorporation – Name Change to Vyta Corp. – DE – 4.18.13	Filed Herewith

3(i).8	Certificate of Correction – Voiding Name Change – DE – 3.27.15	Filed Herewith

3(i).9	Certificate of Amendment of Certificate of Incorporation - Name change to Set Net Global, Inc. – DE – 4.1.15	Filed Herewith

3(i).10	Certificate of Amendment of Certificate of Incorporation - Name change back to Bio Lab Naturals, Inc. – DE – 7.16.19	Filed Herewith

3(i).11	Articles of Amendment - HPI Equipment Corp. Name Change to PTL Acquisition Sub, Inc. - 1.28.20	Filed Herewith

3(i).12	Certification of Amendment of Certificate of Incorporation (Article 4) – 2/3/20	Filed Herewith

3(i).13	Articles of Incorporation - PrimeTime Live	Filed Herewith

3(i).14	Statement of Correction – Prime Time Live	Filed Herewith

3(i).15	Articles of Amendment to Articles of Incorporation – Name Change Prime Time Live, Inc.	Filed Herewith

3(ii).16	Bylaws of Bio Lab Naturals, Inc.	Filed Herewith

3(ii).17	Bylaws of PTL Acquisition Sub, Inc.	Filed Herewith

4.1	2020 Stock Option and Award Plan	Filed Herewith

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4.2	Series A Preferred Certification of Designation – Bio Lab Naturals, Inc. DE – 8.31.10	Filed Herewith

4.3	Class A Super Majority Convertible Preferred Shares Designation – Bio Lab Naturals, Inc. – DE – 2.5.20	Filed Herewith

4.4	Class B Convertible Preferred Shares Designation	Filed Herewith

4.5	Certificate of Designation of Series AA Preferred Stock – Bio Lab Naturals, Inc. – DE – 5.3.12	Filed Herewith

10.1	Agreement and Plan of Reorganization with Prime Time Live, Inc.	Filed Herewith

21.1	List of Subsidiaries	Filed Herewith

23.1	Legal Opinion of Christen Lambert, Attorney at Law	Filed Herewith

23.2	Consent of Independent Certified Public Accountants	Filed Herewith

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ITEM 17. UNDERTAKINGS

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 2, 2020.

BIO LAB NATURALS, INC.

/s/ W. Edward Nichols	July 2, 2020
W. Edward Nichols
(Chief Executive Officer and Principal Executive Officer)

/s/Darrell Avey	July 2, 2020
Darrell Avey
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ W. Edward Nichols	July 2, 2020
W. Edward Nichols, Director

/s/ Darrell Avey	July 2, 2020
Darrell Avey, Director

/s/ Jeremy Ostler	July 2, 2020
Jeremy Ostler, Director

/s/Calvin D. Smiley, Sr.
Calvin D. Smiley, Sr., Director	July 2, 2020

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